EXHIBIT 15

Report of Independent Registered Public Accounting Firm

The General Partner and Unitholders

Alliance Capital Management L.P.

We have reviewed the condensed consolidated statement of financial condition of Alliance Capital Management L.P. (“Alliance Capital”) as of March 31, 2005, and the related condensed consolidated statements of income, changes in partners’ capital and comprehensive income and cash flows for the three-month periods ended March 31, 2005 and 2004. These condensed consolidated financial statements are the responsibility of the management of Alliance Capital Management Corporation, the General Partner.

We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of financial condition of Alliance Capital as of December 31, 2004 and the related consolidated statements of income, changes in partners’ capital and comprehensive income and cash flows for the year ended December 31, 2004 (not presented herein); and in our report dated March 15, 2005, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial condition as of December 31, 2004, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.

/s/ KPMG LLP
New York, New York
May 5, 2005